Annual Report

                                              (RIVERSOURCE INVESTMENTS(SM) LOGO)


RIVERSOURCE (SM)
DISCIPLINED INTERNATIONAL EQUITY FUND

     ANNUAL REPORT FOR THE PERIOD ENDED OCT. 31, 2006

- RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND SEEKS TO PROVIDE SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.

FROM THE CHAIRMAN

(PHOTO OF ARNE H. CARLSON)
Arne H. Carlson
Chairman of the Board

Fellow Shareholder:

Retirement has become an extraordinarily challenging issue both to the corporate and government worlds as well as to individuals. To that end, the mutual fund industry is increasingly moving in the direction of providing life cycle funds that essentially build portfolios to meet specific retirement expectations based on age and risk tolerance. According to the Investment Company Institute, the assets of these life cycle funds grew by 64% in 2005. The goal here is to provide to the individual investor the best management relative to asset allocation. There is little doubt that this approach will continue to grow.

RiverSource Investments has invested significantly to provide these types of offerings to our shareholders. On one hand, we are pleased with the progress that has been made in terms of investment performance and equally pleased with the positive coverage in the financial media. Nevertheless, our focus is on solid consistent performance over the long term and making certain that the costs to the shareholders are at or below the median levels of the competition.

With an eye on those planning their retirement, RiverSource launched a variety of investments specifically for this market in 2004: the RiverSource(SM) Portfolio Builder Series, and, more recently in 2006, the RiverSource(SM) Income Builder Series and RiverSource Retirement Plus(SM) Series. These products help provide solutions for today's investors in an integrated fashion -- through asset allocation, income provision over a set period of years and a one-stop retirement solution that allocates assets differently depending upon the number of years to or in retirement.

Asset allocation does not assure a profit or protect against loss in declining markets.

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

Saving for a comfortable retirement as well as other long-term goals are top priorities for many of our shareholders. Investing takes discipline -- not only to stick to your strategy, but also to weather the proverbial ups and downs of the markets. As you know, the economy is cyclical and markets are inherently volatile, so there will ultimately be those periods when the economic or market conditions throw a wrench into your well-oiled portfolio. In good -- and not-so-good -- times, a diversified mutual fund portfolio and a knowledgeable financial advisor can help you keep your expectations in line with current market realities.

On behalf of the Boards, I thank you for the confidence you have shown in our funds. As always, I am grateful for your business and assure you that all members of the Boards are working diligently on your behalf.

Sincerely,


/s/ Arne H. Carlson

Arne H. Carlson

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot .............................................................    3
Questions & Answers with Portfolio Management .............................    5
Investments in Securities .................................................    8
Financial Statements ......................................................   16
Notes to Financial Statements .............................................   19
Report of Independent Registered Public Accounting Firm ...................   35
Fund Expenses Example .....................................................   36
Board Members and Officers ................................................   38
Proxy Voting ..............................................................   41


2 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

FUND SNAPSHOT AT OCT. 31, 2006

FUND OVERVIEW

RiverSource Disciplined International Equity Fund seeks to provide shareholders with long-term capital growth. The Fund's managers utilize computer-based quantitative models to purchase international stocks that they believe are undervalued or have the potential for significant price appreciation at the time of investment. The team manages risk on many dimensions in an effort to minimize volatility and maximize risk-adjusted returns. The Fund provides equity exposure to both developed international markets and emerging markets.

COUNTRY BREAKDOWN

Percentage of portfolio assets

                                  (PIE CHART)

Other(1)         28.1%
Germany           6.3%
France            9.5%
United Kingdom   18.9%
Japan            15.8%
Netherlands      11.5%
United States     9.9%

(1) Includes Australia 5.1%, Italy 3.2%, Sweden 2.6%, Switzerland 2.6%, South Africa 2.3%, Spain 2.0%, Belgium 1.5%, Norway 1.5%, Hong Kong 1.3%, Finland 1.2%, Denmark 1.0%, Ireland 0.5%, Singapore 0.5%, Austria 0.3%, Portugal 0.3%, Bermuda 0.1%, Greece 0.1% and Cash & Cash Equivalents 2.0%.

TOP TEN HOLDINGS

Percentage of portfolio assets

Vanguard Emerging Markets
   Index Fund (United States)     4.9%
iShares MSCI Emerging Markets
   Index Fund (United States)     4.9%
Royal Dutch Shell Series A
   (Netherlands)                  3.7%
Anglo American (South Africa)     2.2%
ABN AMRO Holding (Netherlands)    1.8%
DaimlerChrysler (Germany)         1.7%
Honda Motor (Japan)               1.7%
Lloyds TSB Group (United
   Kingdom)                       1.7%
ING Groep (Netherlands)           1.6%
Vodafone Group (United Kingdom)   1.5%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


       RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 3

FUND SNAPSHOT AT OCT. 31, 2006

STYLE MATRIX

                   (Style Matrix indicating BLEND and LARGE)

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGERS

                               YEARS IN
                               INDUSTRY
                               --------
Dimitris Bertsimas, Ph.D          13
Alexander Sauer-Budge, Ph.D.       3

FUND FACTS

                        TICKER     INCEPTION
                        SYMBOL       DATE
                        ------   -------------
Class A                     --         5/18/06
Class B                     --         5/18/06
Class C                     --         5/18/06
Class I                  RSDIX         5/18/06
Class Y                     --         5/18/06
Total net assets                 $74.0 million
Number of holdings                         255


4 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, Dimitris Bertsimas, portfolio manager for RiverSource Disciplined International Equity Fund, discusses the Fund's results and positioning for the period since the Fund's inception on May 18, 2006 through Oct. 31, 2006. Effective Nov. 10, 2006, Alexander Sauer-Budge, portfolio manager, replaced Jonathan Calvert.

At Oct. 31, 2006, approximately 85% of the Fund's shares were owned in the aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible that RiverSource Disciplined International Equity Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 27, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource Disciplined International Equity Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 25 and 36.

Q:   What factors most significantly affected the Fund's performance?

A: The Fund's performance was driven primarily by the performance of the three quantitative investment models -- momentum, value and quality-adjusted value -- we employ in selecting stocks for the Fund's portfolio. The three models choose the international stocks for the portfolio; and we then weight the stocks chosen. During the reporting period, the value and quality-adjusted value models significantly outperformed the MSCI EAFE Index, while the momentum model underperformed. We believe the style diversification provided by the three very different quantitative investment models may be a significant investment advantage.

     - The momentum model is designed to single out groups of companies that appear to be having improving prospects based on the pattern of stock returns observed through history.

     - The value model selects undervalued stocks based on proprietary estimates of future corporate earnings.

     - The quality-adjusted value model is designed to select undervalued securities by adjusting the valuations of stocks to take into account each stock's historical earnings stability and debt load.

     In seeking to manage risk associated with international equity investing, we use a proprietary risk management system that allows us to manage the Fund's exposure


       RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 5

QUESTIONS & ANSWERS

     to several key factors, including country, region, industry, sector, market capitalization and portfolio turnover. We also use quantitative asset allocation models to help determine the mix between developed international markets and emerging markets. During the period, we used these and other techniques to manage the expected risk of the portfolio and to avoid large deviations from the MSCI EAFE Index.

     DURING THE REPORTING PERIOD, THE VALUE AND QUALITY-ADJUSTED VALUE MODELS SIGNIFICANTLY OUTPERFORMED THE MSCI EAFE INDEX, WHILE THE MOMENTUM MODEL UNDERPERFORMED.

     From a sector perspective, stock selection in the consumer discretionary and industrials sectors contributed positively. The Fund's performance also benefited from both strong stock selection and effective positioning within the financials sector. A less-than-MSCI EAFE Index exposure to the strongly performing consumer staples sector detracted from performance, despite strong stock selection within the sector.

     On a country selection basis, a significant allocation to and effective stock selection in UK stocks particularly helped performance. In particular, Anglo American, Lloyds TSB Group and HBOS were all among the top contributors to Fund performance during the period. Other positive contributing factors to the Fund's results were the selection of both cyclical and defensive stocks and the Fund's selection of high-quality stocks.

     Individual stocks that contributed most to the Fund's return were Australian transportation infrastructure company Macquarie Infrastructure Group, a quality model selection; South African miner Anglo American, selected by both the momentum and quality models; Australian airline Qantas Airways, selected by both the momentum and quality models; the Netherlands' diversified financial services firm Euronext, a momentum model selection; and, as mentioned above, UK commercial bank Lloyds TSB Group, selected by both the quality and value models.

     Stocks that detracted from the Fund's results were mostly all Japanese companies. These were machinery company Komatsu, financial services firm ORIX, automobile giant Toyota Motor, electronics equipment manufacturer Hitachi, and trading company and distributor Sojitz. Hitachi and Sojitz were selected by the quality model; the other three names were selected by the momentum model.


6 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS

Q:   What changes did you make to the Fund's portfolio during the period?

A: Given the Fund's inception in May of this year, the reporting period was about building the portfolio using our three quantitative models to select stocks for the portfolio. Any changes in the portfolio's sector or country allocation over the period were modest and were the direct result of stock selection by the models. That said, from May through October, the Fund's significant allocations to energy and industrials decreased, and its modest exposure to consumer staples decreased. The Fund's exposure to Japan shifted from approximately equally weighted to the MSCI EAFE Index to a more modest position, and its moderate allocation to Europe excluding UK increased to a rather sizable exposure. The Fund's modest position in defensive stocks decreased. Finally, we added additional risk controls for market, size and growth factors.

     THE COMBINATION OF OUR THREE WELL-TESTED QUANTITATIVE MODELS SHOULD HELP US DELIVER VALUE RELATIVE TO THE MSCI EAFE INDEX OVER EXTENDED PERIODS OF TIME.

Q:   How do you intend to manage the Fund in the coming months?

A: We hold a positive view of the international equity market. That said, we believe our consistent use of multiple investment disciplines serves the Fund well in all investment environments over the long term, and the diversified portfolio is well positioned for any potential market conditions.

     The combination of our three well-tested quantitative models should help us deliver value relative to the MSCI EAFE Index over extended periods of time. We firmly believe that employing style diversification remains a critical advantage to the Fund. We are equally convinced of the merit of our multifaceted, disciplined approach to controlling risk in the portfolio. We will continue our strategy of monitoring weightings as a risk control, so that no individual security, industry, sector, country or region becomes too large within the Fund's portfolio. We also intend to continue to employ the macroscopic aspects of our rigorous risk controls, including constraints on market capitalization, price, quality, turnover, transaction costs and more, as we seek to maintain the high quality of the Fund's portfolio in whatever market conditions lie ahead.


       RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 7

INVESTMENTS IN SECURITIES

OCT. 31, 2006

(Percentages represent value of investments compared to net assets)

COMMON STOCKS (96.9%)(c)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
AUSTRALIA (5.1%)
AIRLINES (0.6%)
Qantas Airways                                           136,568     $   448,358
                                                                     -----------
COMMERCIAL BANKS (0.1%)
Westpac Banking                                            4,419          81,948
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.2%)
Telstra                                                   42,319         129,760
                                                                     -----------
INSURANCE (0.1%)
AMP                                                       12,997          95,604
                                                                     -----------
METALS & MINING (1.6%)
BHP Billiton                                              29,914         631,870
BlueScope Steel                                           24,182         135,563
Rio Tinto                                                  5,708         346,505
                                                                     -----------
Total                                                                  1,113,938
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (0.2%)
Woodside Petroleum                                         5,883         171,048
                                                                     -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (1.1%)
DB RREEF Trust                                           145,931         186,441
Macquarie Goodman Group                                   56,347         288,826
Stockland                                                 25,726         150,991
Westfield Group                                           11,584         167,102
                                                                     -----------
Total                                                                    793,360
                                                                     -----------
TRANSPORTATION INFRASTRUCTURE (1.2%)
Macquarie
   Infrastructure Group                                  352,321         922,071
                                                                     -----------
AUSTRIA (0.2%)
METALS & MINING
voestalpine                                                3,565         168,136
                                                                     -----------
BELGIUM (1.4%)
CHEMICALS (0.2%)
Solvay                                                       493          63,808
Umicore                                                      496          76,984
                                                                     -----------
Total                                                                    140,792
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
BELGIUM (CONT.)
COMMERCIAL BANKS (0.4%)
Dexia                                                      6,153     $   166,184
KBC Groep                                                  1,390         151,871
                                                                     -----------
Total                                                                    318,055
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (0.1%)
Fortis                                                     1,128          47,354
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.6%)
Belgacom                                                  11,696         478,617
                                                                     -----------
FOOD & STAPLES RETAILING (0.1%)
Delhaize Group                                               990          80,051
                                                                     -----------
BERMUDA (0.1%)
OIL, GAS & CONSUMABLE FUELS
Frontline                                                  2,050          77,560
                                                                     -----------
DENMARK (1.0%)
COMMERCIAL BANKS (0.4%)
Danske Bank                                                6,600         276,926
                                                                     -----------
ELECTRICAL EQUIPMENT (0.1%)
Vestas Wind Systems                                        3,900(b)      109,871
                                                                     -----------
INSURANCE (0.2%)
Topdanmark                                                   950(b)      134,875
                                                                     -----------
MARINE (0.2%)
AP Moller - Maersk                                            17         154,013
                                                                     -----------
ROAD & RAIL (0.1%)
DSV                                                          375          69,296
                                                                     -----------
FINLAND (1.2%)
ELECTRIC UTILITIES (0.2%)
Fortum                                                     5,200         143,100
                                                                     -----------
FOOD & STAPLES RETAILING (0.1%)
Kesko Series B                                             1,500          70,898
                                                                     -----------
METALS & MINING (0.2%)
Outokumpu                                                  3,800         117,281
Rautaruukki                                                2,050          67,718
                                                                     -----------
Total                                                                    184,999
                                                                     -----------

See accompanying notes to investments in securities.


8 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
FINLAND (CONT.)
PAPER & FOREST PRODUCTS (0.7%)
Stora Enso Series R                                       19,000     $   307,511
UPM - Kymmene                                              7,500         190,407
                                                                     -----------
Total                                                                    497,918
                                                                     -----------
FRANCE (9.4%)
AIRLINES (0.4%)
Air France-KLM                                             7,389         263,228
                                                                     -----------
AUTO COMPONENTS (0.4%)
Michelin Series B                                          3,532         288,077
                                                                     -----------
AUTOMOBILES (1.7%)
Peugeot                                                    8,671         498,156
Renault                                                    6,337         741,316
                                                                     -----------
Total                                                                  1,239,472
                                                                     -----------
BUILDING PRODUCTS (0.2%)
Compagnie de
   Saint-Gobain                                            2,231         164,452
                                                                     -----------
COMMERCIAL BANKS (2.7%)
BNP Paribas                                                9,975       1,096,870
Credit Agricole                                           13,720         583,332
Societe Generale                                           2,143         356,140
                                                                     -----------
Total                                                                  2,036,342
                                                                     -----------
CONSTRUCTION MATERIALS (0.3%)
Lafarge                                                    1,842         247,574
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
France Telecom                                            11,599         301,281
                                                                     -----------
ELECTRICAL EQUIPMENT (0.4%)
ALSTOM                                                     3,569(b)      329,361
                                                                     -----------
FOOD & STAPLES RETAILING (0.7%)
Carrefour                                                  6,825         415,884
Casino Guichard Perrachon                                    826          70,059
                                                                     -----------
Total                                                                    485,943
                                                                     -----------
FOOD PRODUCTS (0.1%)
Groupe Danone                                                406          59,492
                                                                     -----------
INSURANCE (0.3%)
AXA                                                        1,629          62,066
CNP Assurances                                             1,665         175,223
                                                                     -----------
Total                                                                    237,289
                                                                     -----------
IT SERVICES (0.1%)
Cap Gemini                                                 1,616          91,789
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
FRANCE (CONT.)
MACHINERY (0.1%)
Vallourec                                                    251     $    62,473
                                                                     -----------
MULTILINE RETAIL (0.1%)
PPR                                                          495          73,860
                                                                     -----------
MULTI-UTILITIES (1.1%)
SUEZ                                                      14,243         637,383
Veolia Environnement                                       2,408         147,439
                                                                     -----------
Total                                                                    784,822
                                                                     -----------
PERSONAL PRODUCTS (0.2%)
L'Oreal                                                    1,483         144,239
                                                                     -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.2%)
Unibail                                                      741         161,356
                                                                     -----------
GERMANY (5.9%)
AIRLINES (0.1%)
Deutsche Lufthansa                                         4,043          93,250
                                                                     -----------
AUTO COMPONENTS (0.2%)
Continental                                                  995         111,279
                                                                     -----------
AUTOMOBILES (2.5%)
DaimlerChrysler                                           22,173       1,265,083
Volkswagen                                                 5,978         589,824
                                                                     -----------
Total                                                                  1,854,907
                                                                     -----------
CHEMICALS (0.2%)
Bayer                                                      2,870         144,516
                                                                     -----------
COMMERCIAL BANKS (0.3%)
Commerzbank                                                7,298         259,055
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (0.3%)
Deutsche Boerse                                            1,149         185,288
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.9%)
Deutsche Telekom                                          40,161         695,106
                                                                     -----------
HOTELS, RESTAURANTS & LEISURE (0.2%)
TUI                                                        5,231         114,441
                                                                     -----------
HOUSEHOLD PRODUCTS (0.1%)
Henkel                                                       468          62,692
                                                                     -----------
MACHINERY (0.3%)
MAN                                                        2,530         224,920
                                                                     -----------
METALS & MINING (0.6%)
ThyssenKrupp                                              12,545         465,642
                                                                     -----------

                            See accompanying notes to investments in securities.


       RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 9

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
GERMANY (CONT.)
MULTI-UTILITIES (0.1%)
RWE                                                          647     $    63,944
                                                                     -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.1%)
Infineon Technologies                                      7,997(b)       97,378
                                                                     -----------
GREECE (0.1%)
CONSTRUCTION & ENGINEERING
Hellenic Technodomiki                                      5,390          54,488
                                                                     -----------
HONG KONG (1.3%)
COMMERCIAL BANKS (0.2%)
Bank of East Asia                                         29,785         142,286
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (0.3%)
Hong Kong
   Exchanges and Clearing                                 24,500         194,067
                                                                     -----------
ELECTRIC UTILITIES (0.4%)
CLP Holdings                                              23,000         146,103
HongKong Electric Holdings                                39,000         183,548
                                                                     -----------
Total                                                                    329,651
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.4%)
Henderson Land
   Development                                            39,000         214,641
Swire Pacific Series A                                     9,500         100,354
                                                                     -----------
Total                                                                    314,995
                                                                     -----------
IRELAND (0.5%)
BEVERAGES (0.4%)
C&C Group                                                 19,487         323,849
                                                                     -----------
COMMERCIAL BANKS (0.1%)
Bank of Ireland                                            3,148          63,446
                                                                     -----------
ITALY (3.2%)
AUTOMOBILES (0.3%)
Fiat                                                      14,146(b)      249,714
                                                                     -----------
COMMERCIAL BANKS (1.3%)
Banca Monte dei
   Paschi di Siena                                        11,881          72,943
Banche Popolari Unite                                      6,779         186,034
Banco Popolare
   di Verona e Novara                                     10,404         280,068

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
ITALY (CONT.)
COMMERCIAL BANKS (CONT.)
Capitalia                                                 28,759     $   254,203
UniCredito Italiano                                       19,397         160,805
                                                                     -----------
Total                                                                    954,053
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.7%)
Telecom Italia                                           189,837         487,778
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (0.9%)
Eni                                                       22,087         666,174
                                                                     -----------
JAPAN (15.8%)
AUTO COMPONENTS (1.2%)
Aisin Seiki                                               13,500         415,562
Bridgestone                                               12,900         269,141
DENSO                                                      5,100         194,493
                                                                     -----------
Total                                                                    879,196
                                                                     -----------
AUTOMOBILES (1.8%)
Honda Motor                                               35,600       1,260,231
                                                                     -----------
BEVERAGES (0.1%)
Kirin Brewery                                              7,000          93,134
                                                                     -----------
CAPITAL MARKETS (0.5%)
Daiwa Securities Group                                    16,000         181,548
Nikko Cordial                                              7,000          83,856
Nomura Holdings                                            6,800         120,068
                                                                     -----------
Total                                                                    385,472
                                                                     -----------
CHEMICALS (0.8%)
Mitsubishi Gas Chemical                                    6,000          57,153
Mitsui Chemicals                                          31,000         212,851
Nitto Denko                                                1,300          74,143
Sumitomo Chemical                                         22,000         156,887
Toray Inds                                                12,000          86,499
                                                                     -----------
Total                                                                    587,533
                                                                     -----------
COMMERCIAL BANKS (2.0%)
Mizuho Financial Group                                        48         373,903
Resona Holdings                                               50         152,202
Shinsei Bank                                             100,000         577,170
Sumitomo Mitsui
   Financial Group                                            31         339,290
                                                                     -----------
Total                                                                  1,442,565
                                                                     -----------
COMPUTERS & PERIPHERALS (0.6%)
Seiko Epson                                               10,200         257,725
Toshiba                                                   24,000         151,860
                                                                     -----------
Total                                                                    409,585
                                                                     -----------

See accompanying notes to investments in securities.


10 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
JAPAN (CONT.)
CONSUMER FINANCE (0.4%)
ORIX                                                       1,120     $   315,554
                                                                     -----------
CONTAINERS & PACKAGING (0.2%)
Toyo Seikan Kaisha                                         7,700         149,457
                                                                     -----------
ELECTRIC UTILITIES (0.4%)
Tokyo Electric Power                                      10,000         290,723
                                                                     -----------
ELECTRICAL EQUIPMENT (0.1%)
Fujikura                                                   7,000          74,878
                                                                     -----------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.6%)
Hitachi                                                   72,000         415,562
                                                                     -----------
HOUSEHOLD DURABLES (0.9%)
Daiwa House Industry                                       3,000          54,126
Pioneer                                                    9,000         143,215
SANYO Electric                                           260,000(b)      497,990
                                                                     -----------
Total                                                                    695,331
                                                                     -----------
LEISURE EQUIPMENT & PRODUCTS (0.7%)
FUJIFILM Holdings                                         10,800         400,787
Nikon                                                      4,000          82,257
                                                                     -----------
Total                                                                    483,044
                                                                     -----------
MACHINERY (1.0%)
Ishikawajima-Harima
   Heavy Inds                                             22,000          74,117
Komatsu                                                   15,900         286,866
Kubota                                                    17,000         148,705
Mitsubishi Heavy Inds                                     19,000          84,805
NSK                                                        7,000          58,658
Sumitomo Heavy Inds                                        9,000          77,110
                                                                     -----------
Total                                                                    730,261
                                                                     -----------
METALS & MINING (0.4%)
JFE Holdings                                               1,800          72,339
Kobe Steel                                                21,000          64,284
Sumitomo Metal Inds                                       25,000          94,057
Sumitomo Metal Mining                                      5,000          65,712
                                                                     -----------
Total                                                                    296,392
                                                                     -----------
OFFICE ELECTRONICS (0.2%)
Canon                                                      3,000         160,838
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (0.4%)
Nippon Oil                                                37,000         275,246
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
JAPAN (CONT.)
PHARMACEUTICALS (1.4%)
Daiichi Sankyo                                            35,400     $ 1,053,373
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.7%)
Mitsubishi Estate                                          9,000         215,478
Mitsui Fudosan                                             8,000         197,007
Sumitomo Realty &
   Development                                             4,000         132,706
                                                                     -----------
Total                                                                    545,191
                                                                     -----------
ROAD & RAIL (0.2%)
Nippon Express                                            30,000         162,377
                                                                     -----------
SOFTWARE (0.4%)
Nintendo                                                   1,600         327,251
                                                                     -----------
TOBACCO (0.1%)
Japan Tobacco                                                 25         109,021
                                                                     -----------
TRADING COMPANIES & DISTRIBUTORS (0.7%)
Mitsubishi                                                18,700         361,368
Sumitomo                                                  10,700         140,715
                                                                     -----------
Total                                                                    502,083
                                                                     -----------
NETHERLANDS (11.5%)
BEVERAGES (0.2%)
Heineken                                                   3,884         176,042
                                                                     -----------
CHEMICALS (0.1%)
Akzo Nobel                                                 1,424          79,865
                                                                     -----------
COMMERCIAL BANKS (1.8%)
ABN AMRO Holding                                          45,694       1,332,700
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (2.1%)
Euronext                                                   3,731         373,837
ING Groep                                                 26,977       1,195,185
                                                                     -----------
Total                                                                  1,569,022
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.1%)
Koinklijke                                                 4,908          65,590
                                                                     -----------
FOOD & STAPLES RETAILING (0.1%)
Koninklijke Ahold                                          9,009(b)       94,868
                                                                     -----------
FOOD PRODUCTS (0.7%)
Unilever                                                  21,282         524,815
                                                                     -----------
INSURANCE (0.9%)
Aegon                                                     34,309         631,043
                                                                     -----------

                            See accompanying notes to investments in securities.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 11

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
NETHERLANDS (CONT.)
MEDIA (0.5%)
Reed Elsevier                                             20,690     $   355,725
                                                                     -----------
OFFICE ELECTRONICS (0.1%)
Oce                                                        3,033          46,340
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (4.4%)
Royal Dutch Shell Series A                                78,307       2,715,559
Royal Dutch Shell Series B                                14,689         526,202
                                                                     -----------
Total                                                                  3,241,761
                                                                     -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Corio                                                      1,236          89,767
Wereldhave                                                 1,276         146,338
                                                                     -----------
Total                                                                    236,105
                                                                     -----------
TRADING COMPANIES & DISTRIBUTORS (0.2%)
Hagemeyer                                                 25,542(b)      131,059
                                                                     -----------
NORWAY (1.5%)
COMMERCIAL BANKS (0.2%)
DNB NOR                                                   11,500         150,633
                                                                     -----------
ENERGY EQUIPMENT & SERVICES (0.6%)
Petroleum Geo-Services                                     5,580(b)      324,890
Prosafe                                                    2,820         180,374
                                                                     -----------
Total                                                                    505,264
                                                                     -----------
INDUSTRIAL CONGLOMERATES (0.2%)
Orkla                                                      2,760         141,482
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (0.2%)
Norsk Hydro                                                5,350         123,003
                                                                     -----------
PAPER & FOREST PRODUCTS (0.3%)
Norske Skogindustrier                                     12,300         193,861
                                                                     -----------
PORTUGAL (0.3%)
ELECTRIC UTILITIES
Energias de Portugal                                      43,071         193,515
                                                                     -----------
SINGAPORE (0.5%)
AIRLINES (0.2%)
Singapore Airlines                                        18,000         175,790
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.2%)
SingTel                                                   69,000         117,483
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.1%)
CapitaLand                                                23,000          80,538
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
SOUTH AFRICA (2.2%)
METALS & MINING
Anglo American                                            36,621     $ 1,651,363
                                                                     -----------
SPAIN (2.0%)
CONSTRUCTION & ENGINEERING (0.6%)
Acciona                                                      323          56,894
ACS Actividades de Construccion y Servicios                7,196         361,246
                                                                     -----------
Total                                                                    418,140
                                                                     -----------
ELECTRIC UTILITIES (0.4%)
Iberdrola                                                  6,584         302,117
                                                                     -----------
ELECTRICAL EQUIPMENT (0.1%)
Gamesa Tecnologica                                         2,885          66,247
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (0.6%)
Repsol YPF                                                14,261         473,272
                                                                     -----------
SPECIALTY RETAIL (0.3%)
Inditex                                                    4,861         232,423
                                                                     -----------
SWEDEN (2.6%)
COMMERCIAL BANKS (0.1%)
Nordea Bank                                                4,700          64,768
                                                                     -----------
HOUSEHOLD DURABLES (0.7%)
Electrolux Series B                                       29,000         531,169
                                                                     -----------
MACHINERY (1.1%)
Alfa Laval                                                 2,050          75,948
Atlas Copco Series A                                       5,000         146,114
Atlas Copco Series B                                       4,800         136,945
Sandvik                                                    5,200          63,556
Scania Series B                                            1,100          75,335
Volvo Series A                                             1,900         122,625
Volvo Series B                                             2,800         175,088
                                                                     -----------
Total                                                                    795,611
                                                                     -----------
METALS & MINING (0.2%)
SSAB Svenskt Stal Series A                                 5,000         106,296
SSAB Svenskt Stal Series B                                 3,200          63,819
                                                                     -----------
Total                                                                    170,115
                                                                     -----------
PAPER & FOREST PRODUCTS (0.5%)
Holmen Series B                                            1,600          70,467
Svenska Cellulosa Series B                                 5,900         270,878
                                                                     -----------
Total                                                                    341,345
                                                                     -----------

See accompanying notes to investments in securities.


12 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
SWITZERLAND (2.6%)
BUILDING PRODUCTS (0.1%)
Geberit                                                       63     $    82,092
                                                                     -----------
CHEMICALS (0.2%)
Ciba Specialty Chemicals                                   2,767         169,379
                                                                     -----------
ELECTRICAL EQUIPMENT (0.8%)
ABB                                                       39,874         592,982
                                                                     -----------
INSURANCE (1.0%)
Swiss Reinsurance                                          1,288         105,608
Zurich Financial Services                                  2,605         643,921
                                                                     -----------
Total                                                                    749,529
                                                                     -----------
MACHINERY (0.1%)
Sulzer                                                        80          70,418
                                                                     -----------
METALS & MINING (0.3%)
Xstrata                                                    5,048         215,691
                                                                     -----------
TEXTILES, APPAREL & LUXURY GOODS (0.1%)
Swatch Group                                                 321          63,348
                                                                     -----------
UNITED KINGDOM (18.8%)
AEROSPACE & DEFENSE (0.3%)
BAE Systems                                                7,938          63,520
Rolls-Royce Group                                         14,135(b)      126,656
Rolls-Royce Group Series B                               518,754             990
                                                                     -----------
Total                                                                    191,166
                                                                     -----------
AUTO COMPONENTS (0.1%)
GKN                                                       17,876         104,171
                                                                     -----------
CAPITAL MARKETS (0.7%)
AMVESCAP                                                   8,323          95,177
ICAP                                                       5,738          55,711
Man Group                                                 39,875         371,182
                                                                     -----------
Total                                                                    522,070
                                                                     -----------
CHEMICALS (0.1%)
Imperial Chemical Inds                                     7,428          57,632
                                                                     -----------
COMMERCIAL BANKS (4.3%)
Barclays                                                  63,352         854,972
HBOS                                                      44,656         925,922
Lloyds TSB Group                                         115,903       1,236,970
Royal Bank of Scotland Group                               5,261         187,461
                                                                     -----------
Total                                                                  3,205,325
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
UNITED KINGDOM (CONT.)
COMMERCIAL SERVICES & SUPPLIES (0.1%)
Biffa                                                      3,815(b)  $    19,394
Capita Group                                               5,458          56,116
                                                                     -----------
Total                                                                     75,510
                                                                     -----------
DISTRIBUTORS (0.1%)
Inchcape                                                   5,842          57,696
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (0.1%)
London Stock Exchange Group                                3,578          86,132
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
BT Group                                                  53,078         281,718
                                                                     -----------
ELECTRIC UTILITIES (0.2%)
Scottish & Southern Energy                                 2,450          61,409
Scottish Power                                             4,527          56,431
                                                                     -----------
Total                                                                    117,840
                                                                     -----------
FOOD & STAPLES RETAILING (0.7%)
Alliance Boots                                            14,139         218,457
J Sainsbury                                               20,462         152,905
Tesco                                                     22,520         169,036
                                                                     -----------
Total                                                                    540,398
                                                                     -----------
FOOD PRODUCTS (0.6%)
Tate & Lyle                                                4,433          66,633
Unilever                                                  14,846         368,427
                                                                     -----------
Total                                                                    435,060
                                                                     -----------
HOTELS, RESTAURANTS & LEISURE (0.7%)
Carnival                                                   1,215          59,308
Compass Group                                             40,018         214,117
InterContinental Hotels Group                              4,948          95,233
Ladbrokes                                                  7,267          56,626
Mitchells & Butlers                                        6,955          79,069
                                                                     -----------
Total                                                                    504,353
                                                                     -----------
HOUSEHOLD DURABLES (0.7%)
Barratt Developments                                       5,981         123,557
Berkeley Group Holdings Unit                               2,320(b)       63,726
George Wimpey                                             12,271         123,121
Persimmon                                                  4,838         123,200
Taylor Woodrow                                            16,900         117,261
                                                                     -----------
Total                                                                    550,865
                                                                     -----------

                            See accompanying notes to investments in securities.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 13

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
UNITED KINGDOM (CONT.)
HOUSEHOLD PRODUCTS (0.1%)
Reckitt Benckiser                                          1,313     $    57,129
                                                                     -----------
INDUSTRIAL CONGLOMERATES (0.2%)
Cookson Group                                              7,900          87,402
Tomkins                                                   13,195          61,162
                                                                     -----------
Total                                                                    148,564
                                                                     -----------
INSURANCE (1.3%)
Aviva                                                     38,572         570,215
Old Mutual                                                25,935          83,853
Royal & SunAlliance Insurance Group                      103,405         290,937
                                                                     -----------
Total                                                                    945,005
                                                                     -----------
MACHINERY (0.1%)
Invensys                                                  20,170(b)       87,914
                                                                     -----------
MEDIA (0.2%)
Reed Elsevier                                              7,951          90,545
Reuters Group                                              6,675          56,946
                                                                     -----------
Total                                                                    147,491
                                                                     -----------
METALS & MINING (1.8%)
BHP Billiton                                              18,589         358,486
Corus Group                                               33,973         302,957
Rio Tinto                                                 12,582         694,085
                                                                     -----------
Total                                                                  1,355,528
                                                                     -----------
MULTILINE RETAIL (0.5%)
Marks & Spencer Group                                     31,087         389,294
                                                                     -----------
MULTI-UTILITIES (1.1%)
Centrica                                                  75,554         477,396
Natl Grid                                                  4,564          58,329
United Utilities                                          20,532         279,441
                                                                     -----------
Total                                                                    815,166
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (1.1%)
BG Group                                                  59,754         792,737
                                                                     -----------
PHARMACEUTICALS (0.8%)
AstraZeneca                                                9,831         580,957
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.6%)
British Land                                               7,332         209,088
Hammerson                                                  3,147          80,859
Land Securities Group                                      3,274         130,899
                                                                     -----------
Total                                                                    420,846
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
UNITED KINGDOM (CONT.)
SPECIALTY RETAIL (0.3%)
DSG intl                                                  17,026     $    70,638
Kingfisher                                                28,508         143,153
                                                                     -----------
Total                                                                    213,791
                                                                     -----------
WATER UTILITIES (0.1%)
Severn Trent                                               2,543          67,717
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (1.5%)
Vodafone Group                                           429,153       1,105,123
                                                                     -----------
UNITED STATES (9.8%)
DIVERSIFIED FINANCIAL SERVICES
iShares MSCI Emerging
   Markets Index Fund                                     35,100       3,636,361
                                                                     -----------
Vanguard Emerging
   Markets Index Fund                                     51,100       3,609,704
                                                                     -----------
Total                                                                  7,246,065
                                                                     -----------
TOTAL COMMON STOCKS
(Cost: $68,078,917)                                                  $71,736,591
                                                                     -----------

PREFERRED STOCKS & OTHER (0.4%)(c)

ISSUER                                                  SHARES         VALUE(a)
------                                                ----------     -----------
GERMANY (0.3%)
Volkswagen                                                 3,539     $   233,764
                                                                     -----------
UNITED KINGDOM (0.1%)
Xstrata                                                    1,682          31,475
   Rights
                                                                     -----------
TOTAL PREFERRED STOCKS &  OTHER
(Cost: $192,563)                                                     $   265,239
                                                                     -----------

MONEY MARKET FUND (2.0%)(d)

                                                        SHARES         VALUE(a)
                                                      ----------     -----------
RiverSource Short-Term
   Cash Fund                                           1,501,298(e)  $ 1,501,298
                                                                     -----------
TOTAL MONEY MARKET FUND
(Cost: $1,501,298)                                                   $ 1,501,298
                                                                     -----------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $69,772,778)(f)                                               $73,503,128
                                                                     ===========

See accompanying notes to investments in securities.


14 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) Partially pledged as initial margin deposit on the following open stock index futures contracts (see Note 6 to the financial statements):

TYPE OF SECURITY              CONTRACTS
----------------              ---------
PURCHASE CONTRACTS
DJ Euro STOXX 50, Dec. 2006       19
FTSE 100 Index, Dec. 2006          5
Nikkei 225, Dec. 2006              7

(e)  Affiliated Money Market Fund -- See Note 7 to the financial statements.

(f) At Oct. 31, 2006, the cost of securities for federal income tax purposes was $69,898,791 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $4,257,105
Unrealized depreciation         (652,768)
                              ----------
Net unrealized appreciation   $3,604,337
                              ==========

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 15

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES

OCT. 31, 2006

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $68,271,480)                                $72,001,830
   Affiliated money market fund (identified cost $1,501,298) (Note 7)                  1,501,298
                                                                                     -----------
Total investments in securities (identified cost $69,772,778)                         73,503,128
Cash in bank on demand deposit                                                             1,075
Foreign currency holdings (identified cost $387,340) (Note 1)                            392,876
Capital shares receivable                                                                  1,550
Dividends and accrued interest receivable                                                 54,815
Receivable for investment securities sold                                                  4,382
Unrealized appreciation on foreign currency contracts held, at value (Note 5)              9,313
Margin deposits on futures contracts (Note 6)                                            116,275
                                                                                     -----------
Total assets                                                                          74,083,414
                                                                                     -----------
LIABILITIES
Payable for investment securities purchased                                                2,768
Accrued investment management services fee                                                 1,617
Accrued distribution fee                                                                      80
Accrued transfer agency fee                                                                    8
Accrued administrative services fee                                                          162
Other accrued expenses                                                                    44,288
                                                                                     -----------
Total liabilities                                                                         48,923
                                                                                     -----------
Net assets applicable to outstanding capital stock                                   $74,034,491
                                                                                     ===========
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                                             $    75,301
Additional paid-in capital                                                            69,884,716
Undistributed net investment income                                                      256,757
Accumulated net realized gain (loss)                                                      66,128
Unrealized appreciation (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies (Notes 5 and 6)                     3,751,589
                                                                                     -----------
Total -- representing net assets applicable to outstanding capital stock             $74,034,491
                                                                                     ===========
Net assets applicable to outstanding shares:            Class A                      $10,874,410
                                                        Class B                      $   190,838
                                                        Class C                      $    31,275
                                                        Class I                      $62,926,083
                                                        Class Y                      $    11,885
Net asset value per share of outstanding capital stock: Class A shares   1,107,013   $      9.82
                                                        Class B shares      19,499   $      9.79
                                                        Class C shares       3,195   $      9.79
                                                        Class I shares   6,399,203   $      9.83
                                                        Class Y shares       1,209   $      9.83
                                                                                     -----------

See accompanying notes to financial statements.


16 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 18, 2006* TO OCT. 31, 2006

INVESTMENT INCOME

Income:
Dividends                                                               $  410,781
Interest                                                                    58,217
Income distributions from affiliated money market fund (Note 7)             11,275
   Less foreign taxes withheld                                             (28,554)
                                                                        ----------
Total income                                                               451,719
                                                                        ----------
Expenses (Note 2):
Investment management services fee                                         147,388
Distribution fee
   Class A                                                                  10,920
   Class B                                                                     278
   Class C                                                                     104
Transfer agency fee                                                            540
Incremental transfer agency fee
   Class A                                                                      47
   Class B                                                                      12
   Class C                                                                       4
Service fee -- Class Y                                                           6
Administrative services fees and expenses                                   14,739
Compensation of board members                                                  402
Custodian fees                                                              37,940
Printing and postage                                                         6,500
Registration fees                                                           58,491
Audit fees                                                                  21,000
Other                                                                        1,501
                                                                        ----------
Total expenses                                                             299,872
   Expenses waived/reimbursed by the Investment Manager and its
      affiliates (Note 2)                                                  (76,054)
                                                                        ----------
                                                                           223,818
   Earnings and bank fee credits on cash balances (Note 2)                  (1,064)
                                                                        ----------
Total net expenses                                                         222,754
                                                                        ----------
Investment income (loss) -- net                                            228,965
                                                                        ----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                         (187,176)
   Foreign currency transactions                                           (10,413)
   Futures contracts                                                       253,309
                                                                        ----------
Net realized gain (loss) on investments                                     55,720
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies    4,597,273
                                                                        ----------
Net gain (loss) on investments and foreign currencies                    4,652,993
                                                                        ----------
Net increase (decrease) in net assets resulting from operations         $4,881,958
                                                                        ==========

*    When shares became publicly available.

See accompanying notes to financial statements.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 17

STATEMENT OF CHANGES IN NET ASSETS

FOR THE PERIOD FROM MAY 18, 2006* TO OCT. 31, 2006

OPERATIONS

Investment income (loss) -- net                                         $   228,965
Net realized gain (loss) on investments                                      55,720
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies     4,597,273
                                                                        -----------
Net increase (decrease) in net assets resulting from operations           4,881,958
                                                                        -----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                                1,040,948
   Class B shares                                                           175,276
   Class C shares                                                            24,800
   Class I shares                                                        61,124,069
   Class Y shares                                                             6,401
Payments for redemptions
   Class A shares                                                           (23,234)
   Class B shares (Note 2)                                                   (2,796)
   Class C shares (Note 2)                                                   (4,965)
   Class I shares                                                        (2,709,057)
   Class Y shares                                                            (5,000)
                                                                        -----------
Increase (decrease) in net assets from capital share transactions        59,626,442
                                                                        -----------
Total increase (decrease) in net assets                                  64,508,400
Net assets at beginning of period (Note 1)                                9,526,091**
                                                                        -----------
Net assets at end of period                                             $74,034,491
                                                                        ===========
Undistributed net investment income                                     $   256,757
                                                                        -----------

*    When shares became publicly available.

** Initial capital of $10,338,120 was contributed on May 11, 2006. The Fund had a decrease in net assets resulting from operations of $812,029 during the period from May 11, 2006 to May 18, 2006 (when shares became publicly available).

See accompanying notes to financial statements.


18 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource International Series, Inc. (formerly AXP International Series, Inc.) and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource International Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in equity securities of foreign issuers or in instruments that provide exposure to foreign equity markets. The Fund may invest in securities of or instruments that provide exposure to both developed and emerging markets issuers. On May 11, 2006, Ameriprise Financial, Inc. (Ameriprise Financial) invested $10,338,120* in the Fund (996,000 shares for Class A, 1,000 shares for Class B, 1,000 shares for Class C, 34,812** shares for Class I and 1,000 shares for Class Y), which represented the initial capital for each class at $10 per share. Shares of the Fund were first offered to the public on May 18, 2006.

The Fund offers Class A, Class B, Class C, Class I and Class Y shares.

-    Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-    Class C shares may be subject to a CDSC.

- Class I and Class Y shares have no sales charge and are offered only to qualifying institutional investors.

In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement. These changes are effective Dec. 11, 2006.

At Oct. 31, 2006, Ameriprise Financial and the affiliated funds-of-funds owned 100% of Class I shares, which represents 85% of the Fund's net assets.

At Oct. 31, 2006, Ameriprise Financial and the affiliated fund-of-funds owned approximately 98% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

*    Includes $338,120 invested by the RiverSource Retirement Plus Funds.

**   Includes 33,812 shares purchased by the RiverSource Retirement Plus Funds.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 19

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.


20 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Oct. 31, 2006, foreign currency holdings consisted of multiple denominations, primarily European monetary units and British pounds.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 21

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $16,375 and accumulated net realized gain has been decreased by $11,830 resulting in a net reclassification adjustment to decrease paid-in capital by $4,545.


22 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

The tax character of distributions paid for the period indicated is as follows:

FOR THE PERIOD FROM MAY 18, 2006* TO OCT. 31, 2006
--------------------------------------------------
CLASS A
Distributions paid from:
   Ordinary income........................................................   $--
   Long-term capital gain ................................................    --
CLASS B
Distributions paid from:
   Ordinary income .......................................................    --
   Long-term capital gain ................................................    --
CLASS C
Distributions paid from:
   Ordinary income .......................................................    --
   Long-term capital gain ................................................    --
CLASS I
Distributions paid from:
   Ordinary income .......................................................    --
   Long-term capital gain ................................................    --
CLASS Y
Distributions paid from:
   Ordinary income .......................................................    --
   Long-term capital gain ................................................    --

*    When shares became publicly available.

At Oct. 31, 2006, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income            $  399,377
Accumulated long-term gain (loss)        $   46,068
Unrealized appreciation (depreciation)   $3,629,029


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 23

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS 157"). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.


24 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

2.EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.80% to 0.57% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper International Large-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The first adjustment will be made on Dec. 1, 2006 and will cover the six-month period beginning June 1, 2006

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase.

Other expenses include, among other things, certain expenses of the Fund or the Board (including its independent members) equal to $822 that are paid by the Fund through Board Services Corporation, an entity that provides services to the Board and the Fund pursuant to a separate agreement. These expenses include:
Fund boardroom expense, Board Services Corporation office expense, Board Services Corporation employee compensation, including employee health and retirement benefits, Board Services Corporation audit and legal fees, Fund legal fees, certain taxes, filing fees and certain other expenses.

Compensation of board members includes compensation as well as retirement benefits. Certain other aspects of the Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-    Class A $19.50

-    Class B $20.50

-    Class C $20.00

-    Class Y $17.50


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 25

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with American Financial Services, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to those shares. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $4,700 for Class A for the period ended Oct. 31, 2006.

For the period ended Oct. 31, 2006, the Investment Manager and its affiliates waived certain fees and expenses to 1.42% for Class A, 2.21% for Class B, 2.21% for Class C, 1.15% for Class I and 1.27% for Class Y. Of these waived fees and expenses, the management fees waived at the Fund level were $76,054. In addition, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.50% for Class A, 2.27% for Class B, 2.27% for Class C, 1.15% for Class I and 1.33% for Class Y of the Fund's average daily net assets.

During the period ended Oct. 31, 2006, the Fund's custodian and transfer agency fees were reduced by $1,064 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $62,200,453 and $4,055,405, respectively, for the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006. Realized gains and losses are determined on an identified cost basis.


26 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the period from May 18, 2006* to Oct. 31, 2006 are as follows:

                        CLASS A   CLASS B   CLASS C    CLASS I    CLASS Y
                        -------   -------   -------   ---------   -------
Sold                    113,455    18,823    2,732    6,650,482     743
Issued for reinvested
   distributions             --        --       --           --      --
Redeemed                 (2,442)     (324)    (537)    (286,091)   (534)
                        -------    ------    -----    ---------    ----
Net increase
   (decrease)           111,013    18,499    2,195    6,364,391     209
                        -------    ------    -----    ---------    ----

*    When shares became publicly available.

5. FORWARD FOREIGN CURRENCY CONTRACTS

At Oct. 31, 2006, the Fund has a forward foreign currency exchange contract that obligates it to deliver currency at a specified future date. The unrealized appreciation and/or depreciation on this contract is included in the accompanying financial statements. See "Summary of significant accounting policies." The terms of the open contract are as follows:

                 CURRENCY TO      CURRENCY TO        UNREALIZED     UNREALIZED
EXCHANGE DATE   BE DELIVERED      BE RECEIVED      APPRECIATION   DEPRECIATION
-------------   ------------   -----------------   ------------   ------------
Nov. 7, 2006       954,407       744,409              $9,313           $--
                 U.S. Dollar   European Monetary
                                            Unit

6. STOCK INDEX FUTURES CONTRACTS

At Oct. 31, 2006, $116,275 was held in a margin deposit account as collateral to cover initial margin deposits on open purchase contracts. See "Summary of significant accounting policies" and "Notes to investments in securities." The terms of the open purchase contracts are as follows:

                              NUMBER OF     NOTIONAL      UNREALIZED
TYPE OF SECURITY              CONTRACTS   MARKET VALUE   GAIN (LOSS)
----------------              ---------   ------------   -----------
DJ Euro STOXX 50, Dec. 2006
   (European Monetary Unit)       19       $  972,975      $ 7,386
FTSE 100 Index, Dec. 2006
   (British Pound)                 5          585,650        1,510
Nikkei 225, Dec. 2006
   (U.S. Dollar)                   7          572,775       (3,453)
                                           ----------      -------
Total                                      $2,131,400      $ 5,443
                                           ----------      -------

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 27

8. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings outstanding during the period ended Oct. 31, 2006.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.


28 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 29

10. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,                        2006(b)
----------------------------                        -------
Net asset value, beginning of period                $9.21
                                                    -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .01
Net gains (losses) (both realized and unrealized)     .60
                                                    -----
Total from investment operations                      .61
                                                    -----
Net asset value, end of period                      $9.82
                                                    -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)             $  11
                                                    -----
Ratio of expenses to average daily net assets
   (c), (d)                                          1.42%(e)
                                                    -----
Ratio of net investment income (loss) to average
   daily net assets                                  1.48%(e)
                                                    -----
Portfolio turnover rate (excluding short-term
   securities)                                         10%
                                                    -----
Total return(f)                                      6.62%(g)
                                                    -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class A would have been 1.92% for the period ended Oct. 31, 2006.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


30 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,                        2006(b)
----------------------------                        -------
Net asset value, beginning of period                $9.21
                                                    -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           --
Net gains (losses) (both realized and unrealized)     .58
                                                    -----
Total from investment operations                      .58
                                                    -----
Net asset value, end of period                      $9.79
                                                    -----

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)             $  --
                                                    -----
Ratio of expenses to average daily net assets
   (c),(d)                                           2.21%(e)
                                                    -----
Ratio of net investment income (loss) to average
   daily net assets                                  (.03%)(e)
                                                    -----
Portfolio turnover rate (excluding short-term
   securities)                                         10%
                                                    -----
Total return(f)                                      6.30%(g)
                                                    -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class B would have been 2.71% for the period ended Oct. 31, 2006.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 31

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,                        2006(b)
----------------------------                        -------
Net asset value, beginning of period                $9.21
                                                    -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           --
Net gains (losses) (both realized and unrealized)     .58
                                                    -----
Total from investment operations                      .58
                                                    -----
Net asset value, end of period                      $9.79
                                                    -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)             $  --
                                                    -----
Ratio of expenses to average daily net
   assets(c),(d)                                     2.21%(e)
                                                    -----
Ratio of net investment income (loss) to average
   daily net assets                                   .74%(e)
                                                    -----
Portfolio turnover rate (excluding short-term
   securities)                                         10%
                                                    -----
Total return(f)                                      6.30%(g)
                                                    -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class C would have been 2.71% for the period ended Oct. 31, 2006.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


32 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,                        2006(b)
----------------------------                        -------
Net asset value, beginning of period                $9.21
                                                    -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .02
Net gains (losses) (both realized and unrealized)     .60
                                                    -----
Total from investment operations                      .62
                                                    -----
Net asset value, end of period                      $9.83
                                                    -----

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)             $  63
                                                    -----
Ratio of expenses to average daily net
   assets(c),(d)                                     1.15%(e)
                                                    -----
Ratio of net investment income (loss) to average
   daily net assets                                  1.17%(e)
                                                    -----
Portfolio turnover rate (excluding short-term
   securities)                                         10%
                                                    -----
Total return(f)                                      6.73%(g)
                                                    -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class I would have been 1.65% for the period ended Oct. 31, 2006.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 33

CLASS Y*

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,                        2006(b)
----------------------------                        -------
Net asset value, beginning of period                $9.21
                                                    -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .02
Net gains (losses) (both realized and unrealized)     .60
                                                    -----
Total from investment operations                      .62
                                                    -----
Net asset value, end of period                      $9.83
                                                    -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)             $  --
                                                    -----
Ratio of expenses to average daily net
   assets(c),(d)                                     1.27%(e)
                                                    -----
Ratio of net investment income (loss) to average
   daily net assets                                  1.72%(e)
                                                    -----
Portfolio turnover rate (excluding short-term
   securities)                                         10%
                                                    -----
Total return(f)                                      6.73%(g)
                                                    -----

*    Effective Dec. 11, 2006, Class Y was renamed Class R4.

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class Y would have been 1.77% for the period ended Oct. 31, 2006.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


34 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS
RIVERSOURCE INTERNATIONAL SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Disciplined International Equity Fund (a series of RiverSource International Series, Inc.) as of October 31, 2006, and the related statements of operations, changes in net assets and the financial highlights for the period from May 18, 2006 (when shares became publicly available) to October 31, 2006. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Disciplined International Equity Fund as of October 31, 2006, and the results of its operations, changes in its net assets and the financial highlights for the period stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota
December 20, 2006

      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 35

FUND EXPENSES EXAMPLE
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Oct. 31, 2006.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


36 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

                                   BEGINNING         ENDING        EXPENSES
                                 ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                                  MAY 1, 2006    OCT. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                 -------------   -------------   -------------   -------------
Class A
   Actual(b)                           N/A               N/A          N/A             N/A
   Hypothetical
   (5% return before expenses)      $1,000         $1,018.24       $ 7.30(c)         1.42%
Class B
   Actual(b)                           N/A               N/A          N/A             N/A
   Hypothetical
   (5% return before expenses)      $1,000         $1,014.22       $11.34(c)         2.21%
Class C
   Actual(b)                           N/A               N/A          N/A             N/A
   Hypothetical
   (5% return before expenses)      $1,000         $1,014.22       $11.34(c)         2.21%
Class I
   Actual(b)                           N/A               N/A          N/A             N/A
   Hypothetical
   (5% return before expenses)      $1,000         $1,019.62       $ 5.92(c)         1.15%
Class Y
   Actual(b)                           N/A               N/A          N/A             N/A
   Hypothetical
   (5% return before expenses)      $1,000         $1,019.01       $ 6.53(d)         1.27%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 186/365 (to reflect the one-half year period).

(b) The actual values and expenses paid are not presented because the Fund does not have a full six months of history. The inception date of the Fund is May 18, 2006.

(c) Effective as of Nov. 1, 2006, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.50% for Class A; 2.27% for Class B; 2.27% for Class C; and 1.15% for Class I. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the six-month period ended Oct. 31, 2006, the actual and hypothetical expenses paid would have been the same as those expenses presented in the table for Class A, Class B, Class C and Class I.

(d) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.33% for Class R4. These changes are effective Dec. 11, 2006. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the six-month period ended Oct. 31, 2006, the hypothetical expenses paid for Class Y would have been $6.84.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 37

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund' s operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund' s Board members. Each member oversees 100 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

         NAME,              POSITION HELD
       ADDRESS,             WITH FUND AND               PRINCIPAL OCCUPATION                       OTHER
          AGE             LENGTH OF SERVICE            DURING PAST FIVE YEARS                  DIRECTORSHIPS
       -------            -----------------            ----------------------                  -------------
Kathleen Blatz           Board member         Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006           Court, 1998-2005
Minneapolis, MN 55402
Age 52

Arne H. Carlson          Board member and     Chair, Board Services Corporation
901 S. Marquette Ave.    Chair of the Board   (provides administrative services
Minneapolis, MN 55402    since 1999           to boards); former Governor
Age 72                                        of Minnesota

Patricia M. Flynn        Board member         Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004           Management, Bentley College;
Minneapolis, MN 55402                         former Dean, McCallum Graduate
Age 56                                        School of Business, Bentley College

Anne P. Jones            Board member         Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 71

Jeffrey Laikind          Board member         Former Managing Director,                 American Progressive
901 S. Marquette Ave.    since 2005           Shikiar Asset Management                  Insurance
Minneapolis, MN 55402
Age 71

Stephen R. Lewis, Jr.*   Board member         President Emeritus and                    Valmont Industries, Inc.
901 S. Marquette Ave.    since 2002           Professor of Economics,                   (manufactures irrigation
Minneapolis, MN 55402                         Carleton College                          systems)
Age 67

* As of Jan. 1, 2007 Stephen Lewis will replace Arne Carlson as Chair of the Board.


38 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

         NAME,              POSITION HELD
       ADDRESS,             WITH FUND AND               PRINCIPAL OCCUPATION                       OTHER
          AGE             LENGTH OF SERVICE            DURING PAST FIVE YEARS                  DIRECTORSHIPS
       -------            -----------------            ----------------------                  -------------
Catherine James Paglia   Board member         Director, Enterprise Asset                Strategic Distribution,
901 S. Marquette Ave.    since 2004           Management, Inc. (private real            Inc. (transportation,
Minneapolis, MN 55402                         estate and asset management               distribution and logistics
Age 54                                        company)                                  consultants)

Vikki L. Pryor           Board member         President and Chief Executive
901 S. Marquette Ave.    since 2006           Officer, SBLI USA Mutual Life
Minneapolis, MN 55402                         Insurance Company, Inc. since 1999
Age 53

Alison Taunton-Rigby     Board member         Chief Executive Officer, RiboNovix,       Hybridon, Inc.
901 S. Marquette Ave.    since 2002           Inc. since 2003 (biotechnology);          (biotechnology);
Minneapolis, MN 55402                         former President, Forester Biotech        American Healthways,
Age 62                                                                                  Inc. (health management
                                                                                        programs)

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

         NAME,              POSITION HELD
       ADDRESS,             WITH FUND AND               PRINCIPAL OCCUPATION                       OTHER
          AGE             LENGTH OF SERVICE            DURING PAST FIVE YEARS                  DIRECTORSHIPS
       -------            -----------------            ----------------------                  -------------
William F. Truscott      Board member         President, Ameriprise Certificate
53600 Ameriprise         since 2001,          Company since 2006; President -
Financial Center         Vice President       U.S. Asset Management and Chief
Minneapolis, MN 55474    since 2002           Investment Officer, Ameriprise
Age 46                                        Financial, Inc. and President,
                                              Chairman of the Board and Chief
                                              Investment Officer, RiverSource
                                              Investments, LLC since 2005; Senior
                                              Vice President - Chief Investment
                                              Officer, Ameriprise Financial, Inc. and
                                              Chairman of the Board and Chief
                                              Investment Officer, RiverSource
                                              Investments, LLC, 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 39

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund' s other officers are:

FUND OFFICERS

         NAME,              POSITION HELD
       ADDRESS,             WITH FUND AND               PRINCIPAL OCCUPATION
          AGE             LENGTH OF SERVICE            DURING PAST FIVE YEARS
       -------            -----------------            ----------------------
Neysa M. Alecu           Money Laundering     Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise          Prevention Officer   Ameriprise Financial, Inc. since 2004; Manager Anti-Money
Financial Center         since 2004           Laundering, Ameriprise Financial, Inc., 2003-2004; Compliance
Minneapolis, MN 55474                         Director and Bank Secrecy Act Officer, American Express
Age 42                                        Centurion Bank, 2000-2003

Patrick T. Bannigan      President            Senior Vice President - Asset Management, RiverSource
172 Ameriprise           since 2006           Investments, LLC since 2006; Managing Director and Global
Financial Center                              Head of Product, Morgan Stanley Investment Management,
Minneapolis, MN 55474                         2004-2006; President, Touchstone Investments, 2002-2004;
Age 41                                        Director of Strategic Planning, Evergreen Investments, 1995-2002

Jeffrey P. Fox           Treasurer            Vice President - Investment Accounting, Ameriprise Financial,
105 Ameriprise           since 2002           Inc., since 2002; Vice President - Finance, American Express
Financial Center                              Company, 2000-2002
Minneapolis, MN 55474
Age 51

Amy K. Johnson           Vice President       Vice President - Asset Management and Trust Company Services,
5228 Ameriprise          since 2006           RiverSource Investments, LLC, since 2006; Vice President -
Financial Center                              Operations and Compliance, RiverSource Investments, LLC,
Minneapolis, MN 55474                         2004-2006; Director of Product Development - Mutual Funds,
Age 41                                        American Express Financial Corporation, 2001-2004

Michelle M. Keeley       Vice President       Executive Vice President - Equity and Fixed Income,
172 Ameriprise           since 2004           Ameriprise Financial, Inc. and RiverSource Investments, LLC since
Financial Center                              2006; Vice President - Investments, Ameriprise Certificate
Minneapolis, MN 55474                         Company since 2003; Senior Vice President - Fixed Income,
Age 42                                        Ameriprise Financial, Inc., 2002-2006 and RiverSource
                                              Investments, LLC, 2004-2006; Managing Director, Zurich Global
                                              Assets, 2001-2002

Jennifer D. Lammers      Chief Compliance     U.S. Asset Management Chief Compliance Officer, RiverSource
172 Ameriprise           Officer since 2006   Investments, LLC since 2006; Director - Mutual Funds,
Financial Center                              Voyageur Asset Management, 2003-2006; Director of Finance,
Minneapolis, MN 55474                         Voyageur Asset Management, 2000-2003
Age 46

Scott R. Plummer         Vice President,      Vice President and Chief Counsel - Asset Management,
5228 Ameriprise          General Counsel      Ameriprise Financial, Inc. since 2005; Vice President,
Financial Center         and Secretary        General Counsel and Secretary, Ameriprise Certificate Company
Minneapolis, MN 55474    since 2006           since 2005; Vice President - Asset Management Compliance,
Age 47                                        Ameriprise Financial, Inc., 2004-2005; Senior Vice President and
                                              Chief Compliance Officer, U.S. Bancorp Asset Management,
                                              2002-2004; Second Vice President and Assistant General
                                              Counsel, Hartford Life, 2001-2002

The SAI has additional information about the Fund' s directors and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


40 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2006 is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


      RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 41

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource(SM) Growth Fund
RiverSource(SM) Fundamental Growth Fund
RiverSource(SM) Mid Cap Growth Fund
RiverSource(SM) Aggressive Growth Fund
RiverSource(SM) Small Cap Growth Fund
Sector: RiverSource(SM) Global Technology Fund

BLEND FUNDS
RiverSource(SM) Disciplined Equity Fund
RiverSource(SM) Large Cap Equity Fund
RiverSource(SM) S&P 500 Index Fund
RiverSource(SM) Disciplined Small and Mid Cap Equity Fund
RiverSource(SM) Small Cap Advantage Fund
RiverSource(SM) Small Company Index Fund
RiverSource(SM) Small Cap Equity Fund
Sector: RiverSource(SM) Precious Metals and Mining Fund

VALUE FUNDS
RiverSource(SM) Dividend Opportunity Fund
RiverSource(SM) Value Fund
RiverSource(SM) Fundamental Value Fund
RiverSource(SM) Equity Value Fund
RiverSource(SM) Large Cap Value Fund
RiverSource(SM) Diversified Equity Income Fund
RiverSource(SM) Select Value Fund
RiverSource(SM) Mid Cap Value Fund
RiverSource(SM) Disciplined Small Cap Value Fund
RiverSource(SM) Small Cap Value Fund
Sector: RiverSource(SM) Real Estate Fund

ASSET ALLOCATION FUNDS
RiverSource(SM) Portfolio Builder Conservative Fund
RiverSource(SM) Income Builder Basic Income Fund
RiverSource(SM) Income Builder Moderate Income Fund
RiverSource(SM) Income Builder Enhanced Income Fund
RiverSource(SM) Portfolio Builder Moderate Conservative Fund
RiverSource(SM) Portfolio Builder Moderate Fund
RiverSource Retirement Plus(SM) 2010 Fund
RiverSource(SM) Balanced Fund
RiverSource(SM) Portfolio Builder Moderate Aggressive Fund
RiverSource Retirement Plus(SM) 2015 Fund
RiverSource(SM) Strategic Allocation Fund
RiverSource Retirement Plus(SM) 2020 Fund
RiverSource(SM) Portfolio Builder Aggressive Fund
RiverSource Retirement Plus(SM) 2025 Fund
RiverSource Retirement Plus(SM) 2030 Fund
RiverSource Retirement Plus(SM) 2035 Fund
RiverSource Retirement Plus(SM) 2040 Fund
RiverSource Retirement Plus(SM) 2045 Fund
RiverSource(SM) Portfolio Builder Total Equity Fund

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource(SM) Cash Management Fund
RiverSource(SM) Short Duration U.S. Government Fund
RiverSource(SM) U.S. Government Mortgage Fund
RiverSource(SM) Inflation Protected Securities Fund
RiverSource(SM) Floating Rate Fund
RiverSource(SM) Limited Duration Bond Fund
RiverSource(SM) Core Bond Fund
RiverSource(SM) Diversified Bond Fund
RiverSource(SM) Income Opportunities Fund
RiverSource(SM) High Yield Bond Fund
RiverSource(SM) Global Bond Fund
RiverSource(SM) Emerging Markets Bond Fund

TAX-EXEMPT FUNDS
RiverSource(SM) Tax-Exempt Money Market Fund
RiverSource(SM) Intermediate Tax-Exempt Fund
RiverSource(SM) Tax-Exempt Bond Fund
RiverSource(SM) State Tax-Exempt Funds
RiverSource(SM) Tax-Exempt High Income Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource(SM) Global Equity Fund
RiverSource(SM) International Select Value Fund
RiverSource(SM) International Equity Fund
RiverSource(SM) Disciplined International Equity Fund
RiverSource(SM) International Opportunity Fund
RiverSource(SM) International Small Cap Fund
RiverSource(SM) International Aggressive Growth Fund
RiverSource(SM) European Equity Fund
RiverSource(SM) Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

"Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks and service marks have been licensed for use by Ameriprise Financial, Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE(SM) DISCIPLINED INTERNATIONAL EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS

(RIVERSOURCE(SM) LOGO)
           INVESTMENTS

This report must be accompanied or preceded by the Fund's current prospectus. RiverSource(SM) mutual funds are distributed by RiverSource Distributors, Inc. and Ameriprise Financial Services, Inc., Members NASD, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.

                                                                S-6506 C (12/06)